UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

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[]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

SA FUNDS - INVESTMENT TRUST

(Exact Name of Registrant as Specified in Charter)
_________________________

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Dear Shareholder,

Thank you for being a shareholder of the SA Funds. Your vote is needed!

We ask that you please take two minutes to call the number below and vote before April 26.

You are receiving this priority mailer as an important shareholder of the SA Funds. We know you have received multiple mailings asking for your vote and we are hoping this is the last.

You are voting on proposals to approve the contracts necessary to continue services provided to the funds. Please note, these are administrative changes that will not impact your underlying investments or your fees.

THE BOARD OF DIRECTORS RECOMMENDS APPROVAL OF THE PROPOSALS.

Voting takes 2 minutes or less. Please call 1-844-670-2133 to vote!

We really appreciate your help.

If you have any questions about the proposal or the voting instructions, please call your financial advisor.

Sincerely,

Alex Potts
President & CEO, SA Funds
Chairman, Loring Ward